UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 4, 2004

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99 - Penn Virginia Resource Partners, L.P. press release dated August 4, 2004.

Exhibit 99 and the information included in it shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as may be expressly set forth by specific reference in this Report other than under Item 12 hereof.

Item 12. Results of Operations and Financial Conditions.

On August 4, 2004, Penn Virginia Resource Partners, L.P. (“PVR”) issued a press release regarding its financial results for the three months ended June 30, 2004. A copy of this earnings press release is furnished as Exhibit 99 to this Report.

The non-generally accepted accounting principle financial measures of distributable cash flow and EBITDA are presented in our earnings release. In each case, the amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (“GAAP”), with the exception of maintenance capital expenditures as used in our calculations of distributable cash flow. Maintenance capital expenditures are defined as capital expenditures (as defined by GAAP) which do not generate additional revenues or net cash from operating activities. As part of our press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Distributable cash flow represents net cash provided by operating activities plus payments received on long-term notes minus maintenance capital expenditures. Distributable cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow provides additional information with respect to both the financial performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly-traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

EBITDA represents net income (loss) before the cumulative effect of accounting change, income tax expense (benefit), interest expense and depreciation, depletion and amortization expense. Management believes EBITDA provides additional useful information regarding PVR’s ability to meet its debt service, capital expenditure and working capital requirements. EBITDA is a traditional measure of a business’s ability to generate cash flows irrespective of financing costs and is presented as a supplemental financial measurement in the evaluation of our

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business. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is the financial measure most widely-used by commercial banks, investment bankers, fixed-income investors and ratings agencies. It is also a financial measurement that, with certain negotiated adjustments, is reported to our banks, and is used to compute our financial covenants under our bank credit facility and the indenture governing our senior unsecured notes. EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), income (loss) from operations or net cash flow provided by operating activities prepared in accordance with GAAP.

In accordance with General Instruction B.6 of Form 8-K, the above information is being furnished under Item 12 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

By:	/s/ Frank A. Pici
Frank A. Pici
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99	Penn Virginia Resource Partners, L.P. press release dated August 4, 2004

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